UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2011

QUICKSILVER RESOURCES INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14837	75-2756163
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

801 Cherry Street

Suite 3700, Unit 19

Fort Worth, Texas 76102

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (817) 665-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

Quicksilver Resources Inc. (the “Company”) is filing this Amendment No. 1 to Form 8-K (this “Amendment”) to amend its Current Report on Form 8-K filed on December 27, 2011 (the “December 2011 Current Report”) with the Securities and Exchange Commission (the “Commission”) to provide (i) certain omitted exhibits and schedules to the Amended and Restated U.S. Credit Agreement dated as of December 22, 2011, among the Company and the agents and lenders identified therein, filed as Exhibit 10.1 to the December 2011 Current Report and (ii) certain omitted exhibits and schedules to the Amended and Restated Canadian Credit Agreement dated as of December 22, 2011, among Quicksilver Resources Canada Inc. and the agents and lenders identified therein, filed as Exhibit 10.2 to the December 2011 Current Report. No other changes have been made to the December 2011 Current Report. This Amendment speaks as of the original filing date of the December 2011 Current Report, does not reflect events that may have occurred subsequent to the original filing date, and does not modify or update in any way disclosures made in the December 2011 Current Report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Amended and Restated U.S. Credit Agreement dated as of December 22, 2011, among Quicksilver Resources Inc. and the agents and lenders identified therein, filed as Exhibit 10.1 to the December 2011 Current Report

10.2	Amended and Restated Canadian Credit Agreement dated as of December 22, 2011, among Quicksilver Resources Canada Inc. and the agents and lenders identified therein, filed as Exhibit 10.2 to the December 2011 Current Report

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUICKSILVER RESOURCES INC.

By:	/s/ John C. Regan
John C. Regan
Senior Vice President – Chief Financial Officer and Chief Accounting Officer

Date: September 8, 2014

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Amended and Restated U.S. Credit Agreement, dated as of December 22, 2011, among Quicksilver Resources Inc. and the agents and lenders identified therein, filed as Exhibit 10.1 to the December 2011 Current Report

10.2	Amended and Restated Canadian Credit Agreement, dated as of December 22, 2011, among Quicksilver Resources Canada Inc. and the agents and lenders identified therein, filed as Exhibit 10.2 to the December 2011 Current Report